Exhibit 10.20

PERFORMANCE AWARD AND CASH BONUS PLAN OF TRANSOCEAN LTD.
(As Established January 1, 2009)

First Amendment

Transocean Ltd. (the “Company”), having reserved the right under Section 4.1 of the Performance Award and Cash Bonus Plan of Transocean Ltd. (the “AIP”) to amend the AIP, does hereby amend the AIP, effective as of January 1, 2013, as follows:

Article IV of the Plan is hereby amended by adding the following Section 4.8 thereto and renumbering the existing Section 4.8 as 4.9:

“4.8           Clawback Policy.  Notwithstanding any other provisions in this Plan, any award under this Plan which is subject to recovery under any law, government regulation, stock exchange listing requirement or any policy adopted by the Company will be subject to forfeiture and/or recoupment as may be required thereunder.”

IN WITNESS WHEREOF, the Company has caused these presents to be executed by the signature affixed hereto in a number of copies, all of which shall constitute one and the same instrument, this 28th day of February 2013, but effective as of the date set forth above.

      TRANSOCEAN LTD.

                                           By:           /s/ Keelan L. Adamson

                                           Name:      Keelan L. Adamson

                                                             Title:         Vice President, Human Resources